EXHIBIT 12

Protective Life Corporation

	Three Months Ended
	March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Dollars In Thousands)

Computation of Ratio of Consolidated Earnings to Fixed Charges

Income before change in accounting principle and before income tax (1)	$150,579	$90,765	$470,231	$335,217	$382,185	$(143,328)	$369,720

Add Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	38,808	39,477	159,079	151,030	114,090	137,500	124,500

Add Imputed interest on operating leases	593	570	2,267	2,300	2,200	2,133	2,567

Add Interest Credited on Investment Products	243,608	237,391	993,574	972,806	993,245	1,043,676	1,010,944

Earnings before Interest, Interest Credited on Investment Products and Taxes	$433,588	$368,203	$1,625,151	$1,461,353	$1,491,720	$1,039,981	$1,507,731

Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	38,808	39,477	159,079	151,030	114,090	137,500	124,500

Add Imputed interest on operating leases	593	570	2,267	2,300	2,200	2,133	2,567

Add Interest Credited on Investment Products	243,608	237,391	993,574	972,806	993,245	1,043,676	1,010,944

Interest Expense, Imputed Interest Expense on Operating Leases and Interest Credited on Investment Products	$283,009	$277,438	$1,154,920	$1,126,136	$1,109,535	$1,183,309	$1,138,011

Earnings before Interest, Interest Credited on Investment Products and Taxes Divided by Interest expense, Imputed Interest on Operating Leases and Interest Credited on Investment Products	1.5	1.3	1.4	1.3	1.3	0.9	1.3

Computation of Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products

Income before change in accounting principle and before income tax	$150,579	$90,765	$470,231	$335,217	$382,185	$(143,328)	$369,720

Add Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	38,808	39,477	159,079	151,030	114,090	137,500	124,500

Add Imputed interest on operating leases	593	570	2,267	2,300	2,200	2,133	2,567

Earnings before Interest and Taxes	$189,980	$130,812	$631,577	$488,547	$498,475	$(3,695)	$496,787

Interest Expenses on Debt, Subordinated Debt Securities and Non-recourse funding obligations	38,808	39,477	159,079	151,030	114,090	137,500	124,500

Add Imputed interest on operating leases	593	570	2,267	2,300	2,200	2,133	2,567

Interest Expense and Imputed Interest on Operating Leases	$39,401	$40,047	$161,346	$153,330	$116,290	$139,633	$127,067

Earnings before Interest and Taxes Divided by Interest Expense and Imputed Interest on Operating Leases	4.8	3.3	3.9	3.2	4.3	—	3.9

(1)             Excludes income (loss) attributable to noncontrolling interests